SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  /  /

Filed by a Party other than the Registrant  /x/

Check the appropriate box:

/  /  Preliminary Proxy Statement

/  /  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

/  /  Definitive Proxy Statement

/  /  Definitive Additional Materials

/x/   Soliciting Material Pursuant to ss. 240a-12

                              WELLS FINANCIAL CORP.
                (Name of Registrant as Specified in Its Charter)

                             FINANCIAL EDGE FUND, LP
                                 PL CAPITAL, LLC
                        FINANCIAL EDGE/STRATEGIC FUND, LP
                                   JOHN PALMER
                                 RICHARD LASHLEY
                                 GARY PIHLSTROM
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box): /x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
    (2)   Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11:
    (4)   Proposed maximum aggregate value of transaction:
    (5)   Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:
    (2)   Form, Schedule or Registration No.:
    (3)   Filing Party:
    (4)   Date Filed:


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                                 PL CAPITAL, LLC
                                2015 Spring Road
                                    Suite 290
                            Oak Brook, Illinois 60523
                               Tel: (630) 928-0231
                               Fax: (630) 928-0232


                              AN IMPORTANT MESSAGE
                 TO FELLOW STOCKHOLDERS OF WELLS FINANCIAL CORP.
                            FROM THE PL CAPITAL GROUP


Dear Fellow Wells Financial Stockholder:

During the past several weeks you should have received a proxy statement, and several letters, from us, the PL Capital Group, with respect to your holdings in Wells Financial Corp. (symbol:WEFC). We apologize for the volume of mailings, however, we feel it is important to inform you of an important recent development.

We are pleased to announce that an independent proxy analysis firm, Institutional Shareholder Services (ISS), issued a 12 page report on April 4th, which recommended that shareholders should vote FOR Mr. Gary Pihlstrom, the PL Capital Group's candidate for Wells Financial's Board of Directors. ISS's recommendation was based upon interviews of both the management of Wells, and the PL Capital Group, as well a review of public filings and other relevant information. ISS's report concluded that "shareholders would be best served by electing the dissident nominee [Mr. Gary Pihlstrom] to Wells Financial board."

ISS is widely recognized as one of the leading independent proxy analysis firms in the country. Their work is relied upon by hundreds of leading institutional investment firms throughout the country.

The Annual Meeting is scheduled for April 18th. As you know, the PL Capital Group is seeking your support to vote FOR the following items on the WHITE proxy card:

1. FOR our candidate, Mr. Gary Pihlstrom, for election to Wells Financial's Board of Directors, and
2. FOR the shareholder proposal noted in PL Capital Group's proxy statement and card.

Even if you have already voted for the candidates proposed by the management of Wells Financial, we request that you reconsider your vote in light of the recommendation by ISS.


Time is short - please vote FOR today! - If you have already voted on management's card or have not voted yet please follow these instructions:

Registered holders - If you hold your shares in registered name, you can mail back a later dated proxy card, fax both sides of your proxy card to 212-843-4392 or you can attend the meeting and vote in person.

Street name holders - If you hold your shares at a bank or broker, return the proxy card mailed to you in the envelope provided or contact your representative and instruct them to vote on your behalf. If you plan to attend the meeting and vote in person, you must notify your broker and request a "legal proxy."


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If you have any questions or need further assistance please contact our proxy solicitor MalCon Advisors, Inc., 130 William Street, New York, NY 10038; (800) 475-9320; or PL Capital (Richard Lashley 973-360-1666 or John Palmer 630-928-0231.

Thank you for your consideration.

Sincerely




On behalf of The PL Capital Group,


/s/ John Palmer                             /s/ Richard Lashley

John Palmer                                 Richard Lashley
Principal                                   Principal


We encourage you to read our proxy statement because it contains important information. If you do not already have a proxy statement from us, you can get our proxy statement, and any other relevant documents, for free at the web site of the Securities and Exchange Commission (www.sec.gov). In addition, copies of our recent Schedule 13D filings are available on the SEC's website. Our most recent Schedule 13D filing contains a list of the participants in The PL Capital Group's proxy solicitation and a detailed description of our security holdings of Wells. You may also contact us directly to obtain free copies of our proxy statement.